UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

PennyMac Mortgage Investment Trust

 (Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Loan and Security Agreement

On February 1, 2018, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC (“PMH”), entered into a Loan and Security Agreement with Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as lender (the “CS Loan Agreement”). Pursuant to the CS Loan Agreement, PMC and PMH may finance certain mortgage servicing rights (inclusive of any related excess servicing spread arising therefrom and that may transferred from PMC to PMH from time to time) relating to mortgage loans pooled into Freddie Mac securities (collectively, the “Freddie MSRs”).  The obligations of PMC and PMH are joint and several and are fully guaranteed by the Company. The mortgage loans relating to the Freddie MSRs are subserviced by PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the CS Loan Agreement and applicable Freddie Mac guidelines. The CS Loan Agreement is committed to February 1, 2020.

Pursuant to the terms of the CS Loan Agreement, the Company may borrow up to a committed amount of $375 million, which amount is reduced by the aggregate outstanding purchase price under a Master Repurchase Agreement, dated as of December 20, 2017, among Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), CSCIB, and PMC (the “VFN Repurchase Agreement”).  The VFN Repurchase Agreement is part of a structured finance transaction that PMC uses to finance Fannie Mae mortgage servicing rights and related excess servicing spread.  The available facility amount is also reduced to the extent that the combined borrowed and/or purchased amounts outstanding under all of the credit agreements provided to the Company by CSFB, CSCIB and their affiliates (collectively, the “CS Buyers”) exceed (i) a maximum combined purchase price of $1.5 billion, or (ii) a maximum combined committed purchase price of $650 million. The CS Loan Agreement further provides that PMC and PMH may only borrow amounts thereunder to the extent the VFN Repurchase Agreement is fully drawn based on the terms of the structured finance transaction.

The principal amount of the borrowings under the CS Loan Agreement is based upon a percentage of the market value of the Freddie MSRs (the “collateral value”), subject to the maximum loan amount described above.  Under the CS Loan Agreement, each of PMC and PMH granted to CSCIB a security interest in all of its right, title and interest in, to and under the Freddie MSRs. The pledge of the Freddie MSRs and the related security interest are subject to a separate acknowledgement agreement by and among CSCIB, PMC, PMH and Freddie Mac, pursuant to which CSCIB, PMC and PMH acknowledge and reaffirm that such security interest is subordinated to all rights, powers and prerogatives of Freddie Mac under its various agreements with PMC and PMH.

On a monthly basis, or upon the loan repayment date, PMC or PMH, as applicable, will be required to pay CSCIB accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such payment. PMC and PMH are also required to pay CSCIB, on a pro rata basis, a fee for the structuring of the CS Loan Agreement, as well as certain other administrative fees, costs and expenses in connection with CSCIB’s management and ongoing administration of the CS Loan Agreement.

The CS Loan Agreement contains margin call provisions that provide CSCIB with certain rights where there has been a decline in the market value of the Freddie MSRs. Under these circumstances, CSCIB may require PMC and/or PMH, as applicable, to transfer cash in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The CS Loan Agreement requires the Company, PMC and PMH to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth greater than or equal to $860 million for the Company, $150 million for PMC and $250 million for PMH, in each case as of the last day of each calendar month; (ii) a minimum in unrestricted cash and cash equivalents greater than or equal to $40 million among the Company and its subsidiaries, $10 million at each of PMC and PMH, in each case as of the last day of each calendar month, and $25 million for PMC and PMH, in the aggregate, as of the last day of each calendar month; (iii) a ratio of total indebtedness to adjusted tangible net worth not to exceed 5:1 for the Company and 10:1 for each of PMC and PMH, in each case as of the last day of each calendar month; and (iv) profitability at the Company for at least one (1) of the prior two (2) fiscal quarters, as of the end of each fiscal quarter.

In addition, the CS Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the CS Loan Agreement and the liquidation by CSCIB of the pledged Freddie MSRs then securing the borrowings.

The foregoing descriptions of the CS Loan Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan and Security Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1. Material terms of the VFN Repurchase Agreement and the structured finance transaction documentation can be found in the Company’s Current Report on Form 8-K filed on December 27, 2017.

Repurchase Agreements with Credit Suisse First Boston Mortgage Capital LLC

On February 1, 2018, the Company, through four of its wholly-owned subsidiaries, PMC, PMH and PennyMac Operating Partnership, L.P. (“POP”), and PMC REO Financing Trust, LLC (“REO Subsidiary”), entered into amendments (the “February Amendments”) to the terms of (i) its Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among CSFB, acting as administrative agent for the CS Buyers, PMH, PMC, POP, REO Subsidiary and the Company (the “CS Repurchase Agreement”); and (ii) its Second Amended and Restated Master Repurchase Agreement, dated as of April 28, 2017, by and among CSFB, POP and the Company (the “CS Re-Warehouse Facility”). Each of the CS Repurchase Agreement and the CS Re-Warehouse Facility is committed to April 27, 2018.

The Company, through POP, PMC and/or PMH, uses the CS Repurchase Agreement to sell, and later repurchase, (a) newly originated mortgage loans that PMC purchases from correspondent lenders pending sale and/or securitization, and (b) distressed mortgage loans and equity interests in a special purpose entity owning real estate acquired upon settlement of mortgage loans (the “REO Properties”). The obligations of POP, PMC and PMH under the CS Repurchase Agreement are fully guaranteed by the Company, and the obligations of PMC and PMH are fully guaranteed by POP, and the mortgage loans are serviced and the REO Properties are managed by PennyMac Loan Services, LLC.

The Company, through POP, uses the CS Re-Warehouse Facility to sell to CSFB, and later repurchase, newly originated mortgage loans for which POP provides financing to third party mortgage loan originators. The obligations of POP under the CS Re-warehouse Facility are fully guaranteed by the Company, and the mortgage loans are serviced by PLS.

The sole purpose of the February Amendments is to reflect the Company’s entry into the CS Loan Agreement and count any outstanding borrowings thereunder toward the maximum combined purchase price of $1.5 billion and the maximum combined committed purchase price of $650 million available to PMC and PMH under the CS Repurchase Agreement, the CS Re-Warehouse Facility, the VFN Repurchase Agreement, the CS Loan Agreement, and two other master repurchase agreements entered into by the Company with the CS Buyers in the ordinary course of its business to finance asset-backed securities.  All other terms and conditions of the CS Repurchase Agreement and the CS Re-Warehouse Facility remain the same in all material respects.

The foregoing descriptions of the CS Repurchase Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the description of such agreements in the Company’s Current Report on Form 8-K as filed with the SEC on May 3, 2017, the full text of such agreements attached thereto as Exhibit 10.1 and Exhibit 10.2, respectively, and any amendments filed thereafter, including Exhibit 10.2 to this Current Report on Form 8-K. The foregoing descriptions of the CS Re-Warehouse Agreement and the related guaranty do not purport to be complete and are qualified in their entirety by reference to the description of such agreements in the Company’s Current Report on Form 8-K as filed with the SEC on May 3, 2017, the full text of such agreements attached thereto as Exhibit 10.3 and Exhibit 10.4, respectively, and any amendments filed thereafter.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of February 1, 2018, by and among Credit Suisse AG, Cayman Islands Branch, PennyMac Corp., PennyMac Holdings, LLC, and PennyMac Mortgage Investment Trust
10.2

Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of February 1, 2018, by and among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization LTD, PennyMac Holdings, LLC, PennyMac Corp., PennyMac Operating Partnership, L.P., PMC REO Financing Trust, LLC, and PennyMac Mortgage Investment Trust

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of February 1, 2018, by and among Credit Suisse AG, Cayman Islands Branch, PennyMac Corp., PennyMac Holdings, LLC, and PennyMac Mortgage Investment Trust
10.2

Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of February 1, 2018, by and among Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse AG, Alpine Securitization LTD, PennyMac Holdings, LLC, PennyMac Corp., PennyMac Operating Partnership, L.P., PMC REO Financing Trust, LLC, and PennyMac Mortgage Investment Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: February 7, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer